Exhibit 99.1

Vectren Corporation

Life Insurance Replacement Plan

PLAN PURPOSE.

Several years ago Vectren Corporation (the “Company”) began to offer certain officers of the Company a life insurance benefit at retirement equal to one times such officer’s final year’s salary. The Company has the discretion to eliminate such benefit at any time and without the consent of any such officer. In December, 2006 the Company eliminated this benefit for all active officers, each of whom are set forth on Exhibit A (each a “Participant” and, collectively, the “Participants”) but, in light of this reduction in benefits, desired to provide some value to each Participant. As a result, the Company hereby implements the Vectren Corporation Life Insurance Replacement Plan (the “Plan”) effective as of December 31, 2006 (the “Effective Date”).

PAYMENTS.

On January 15, 2007, the Company shall pay the Participant, in cash, the amount set forth next to that Participant’s name in Column A on Exhibit A attached hereto and made a part hereof. If the Participant is employed by the Company or one of its subsidiaries continuously from the Effective Date through July 1, 2007, the Company shall pay the Participant, in cash on that date, the amount set forth next to that Participant’s name in Column B on Exhibit A attached hereto and made a part hereof. The Company will deduct from all payments under this Plan any and all taxes determined by the Company as required by law to be withheld from such payments.

BENEFICIARY ELECTION.

Each Participant shall have the right, at any time, to designate his or her beneficiary (both primary as well as contingent) to receive amounts under this Plan in the event of the Participant’s death (the “Beneficiary(ies)”). The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Company in which the Participant participates. Each Participant shall designate the Participant’s Beneficiary by completing and signing a Beneficiary Designation Form and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant. If a Participant fails to designate a Beneficiary or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

ADMINISTRATION.

The Compensation and Benefits Committee of the Board of Directors of the Company (the “Committee”) is authorized and empowered to administer this Plan; interpret, and make binding determinations under, this Plan; prescribe, amend and rescind the rules relating to this Plan; and determine rights and obligations of the Participants under this Plan and the payment obligations of the Company. The Committee may delegate some or all of these responsibilities, and all other matters as it solely determines. All decisions of the Committee shall be final and binding upon the Company and the Participants and any other person with an interest in this Plan or any payment hereunder.

MANDATORY 162(m) DEFERRAL

If the Company reasonably anticipates that the Company’s deduction with respect to any payment from this Plan would be limited or eliminated by application of Internal Revenue Code of 1986, as amended or any subsequently enacted federal revenue law (the “Code”), Section 162(m), then to the extent deemed necessary by the Company to ensure that the entire amount of any distribution from this Plan is deductible, the Company shall delay payment of any amount that would otherwise be distributed from this Plan. Any amounts for which distribution is delayed pursuant to this Section shall be automatically transferred to the Vectren Corporation Nonqualified Deferred Compensation Plan. The delayed amounts (and any amounts credited thereon) shall be distributed to the Participant (or his or her Beneficiary in the event of the Participant’s death) at the earliest date the Company reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by application of Code Section 162(m). This Section shall be interpreted and implemented in accordance with Code Section 409A and may be amended by the Committee in the Committee’s sole discretion to ensure such compliance.

ADDITIONAL PROVISIONS.

No Contract or Guarantee of Continued Employment.

Nothing contained in this Plan nor shall any action taken under this Plan be construed as a contract of employment or as giving any Participant any right to be retained in employment with the Company or any subsidiary.

Assignment and Transfers.

With the exception of transfer by will or by the laws of descent and distribution, rights under this Plan and Awards and Incentive Payments may not be transferred or assigned. No such rights may be subject to any encumbrance, pledge, or charge of any kind.

Waiver of Breach.

The Company’s waiver of any Plan provision shall not operate or be construed as a waiver of any subsequent breach by the Participant or an agreement to grant a waiver with respect to a subsequent breach.

Indemnification.

No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member’s behalf in his or her capacity as a member of the Committee for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or director of the Company or any subsidiary to whom any duty or power relating to the administration or interpretation of this Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with this Plan unless arising out of such person’s own fraud or bad faith.

Notices.

Any notice or filing required or permitted to be given hereunder shall be sufficient if it is in writing and hand delivered, or sent by registered or certified mail, to the Company at the principal office of the Company to the attention of the Chairman of the Board of Directors or to the Participant at his or her most recent address appearing in the records of the Company. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. The address of any party may be changed at any time by written notice to the other party given in accordance with this provision.

Governing Law.

This Plan shall be construed, administered and governed in all respects under and by the applicable internal laws of the State of Indiana, without giving effect to the principles of conflict of law thereof.

Relationship. Notwithstanding any other provision of this Plan, this Plan and action taken pursuant to it shall not be deemed or construed to establish a trust or fiduciary relationship of any kind between or among the Company, any subsidiary, Participants, or any other persons. This Plan is intended to be unfunded for purposes of the Code and the Employee Retirement Income Security Act of 1974, as now in effect or as amended from time to time. The right of Participants to payments is strictly a right of payment, and this Plan does not grant nor shall it be deemed to grant Participants or any other person any interest in or right to any of the funds, property, or assets of the Company or any subsidiary, other than as an unsecured general creditor of the Company or any subsidiary.

Plan Amendment and Termination. Except as otherwise provided in this Section, the Committee may, in its sole discretion, amend, suspend or terminate this Plan at any time; provided, however, that no amendment, suspension or termination of this Plan may be made if the effect is to eliminate a payment that a Participant would otherwise be vested in and entitled to.

Successors. This Plan shall be binding upon the successors and assigns of the Company.

Regulations. The obligations of the Company to pay payments shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.

In Witness Whereof, this Vectren Corporation Life Insurance Replacement Plan has been executed by a duly authorized representative as of the Effective Date.

Vectren Corporation

By:/s/ Niel C. Ellerbrook

Printed: Niel C. Ellerbrook

Its: Chairman, President, and Chief Executive Officer

Exhibit A

Participants

Name	Column A	Column B
Ellerbrook	$144,103.50	$144,103.50
Chapman	$58,140.50	$58,140.50
Benkert	$49,898.00	$49,898.00
Christian	$71,403.00	$71,403.00
Doty	$41,037.50	$41,037.50
Schach	$34,155.50	$34,155.50
Jochum	$29,973.00	$29,973.00
Hardwick	$25,298.00	$25,298.00
Ulrey	$28,152.50	$28,152.50
Whiteside	$29,599.00	$29,599.00
Heidorn	$29,031.50	$29,031.50
Goocher	$28,075.00	$28,075.00
Schein	$33,454.50	$33,454.50
Karl	$24,600.00	$24,600.00
Bugher	$24,255.50	$24,255.50
Redd	$24,395.00	$24,395.00
Petitt	$36,965.50	$36,965.50
Bohls	$37,102.00	$37,102.00